EXTENSION OF LEASE

         This extension of lease is made on October __, 1992 between TRADER VIC'S FOOD PRODUCTS, a California corporation, ("Lessor") and TOTAL INFORMATION MANAGEMENT CORPORATION, a California corporation ("Lessee"), who agree as follows:

         1. Recitals. This extension of lease is made with reference to the following facts and objectives:

          a. Lessor and Lessee entered into a written lease dated January 26, 1981 ("the lease"), in which Lessor leased to Lessee, and Lessee leased from Lessor, premises located in the City of Emeryville, County of Alameda, California, consisting of approximately 16,025 square feet in the building located at 1545 Park Avenue, Emeryville, CA.

          b. The term of the lease expires March 31, 1993.

          c. The parties desire to extend the term of the lease for an additional period of twelve (12) years.

         2. Extension of Term. The term if the lease shall be extended for an additional period of seven (7) years from and after April 1, 1993, so that the term of the lease shall extend to and including March 31, 2000.

         3. Monthly Rent. The monthly rent for the existing lease shall be amended so that, effective November 1, 1992, the monthly rent shall be Five Thousand Five Hundred ($6,000). The monthly rent effective at the commencement of the extension term of the lease shall be Five Thousand Five Hundred ($6,000), and shall be adjusted in accordance with the computations based upon the Consumer Price Index, all Urban Consumers for the San Francisco/Oakland Bay Area, based upon the 1967=100 (as revised) index, which is compiled and published by the United States Department of Labor, Bureau of Labor Statistics or any successor index thereto, with the first adjustment to become effective April 1, 1996, the second adjustment to become effective April 1, 1999, and a final adjustment to become effective April 1, 2002. The basic index figure used as a basis for said adjustments shall be the last index published prior to commencing the extension term of the lease (herein called the "base period"). On each of the effective dates hereinabove set forth, the index figure for the immediately preceding period shall be consulted and the monthly rental for the remaining term of the lease shall be adjusted by an amount equal to the percentage increase in the index figure in comparison with the index figure for the base period, provided, however, any increase in the rent may be further increased at the subsequent effective increase date. In no event shall the rental increase be less than Five Hundred Dollars ($500.00) or more than

Seven Hundred Fifty Dollars ($750.00) per month for each rental increase date. The following formula shall be used to determine the increase for the Consumer Price Index:

                    A - B x 100 = % change
                    -----
                      B


         A.   =   The latest published index role of the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor
                  Statistics for the San Francisco/Oakland area (1967=100 as revised) (CPI).

         B.   =   The CPI index rate for the period immediately preceding the commencement of the extension term of the lease.

         4. Effectiveness of Lease. Except as set forth in this extension of lease, all the provisions of the lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Extension of Lease, the date and year first above written.

LESSOR                                  LESSEE

TRADER VIC'S FOOD PRODUCTS              TOTAL INFORMATION
                                        MANGEMENT CORPORATION

By: [ILLEGILBLE]                        By: /s/ James E. Bunker
                                            ----------------------------
                                            James E. Bunker

By: -----------------------

                                        By: /s/ Roger E. Blue
                                            ---------------------------
                                            Roger E. Blue

         DAMON RAIKE AND o COMPANY COMMERCIAL AND INDUSTRIAL REAL ESTATE
Raike    120 MONTGOMERY STREET, SAN FRANCISCO, CALIF. 94108, (415) 397-3444
---------------------------------------------------------------------------

Parties This Lease, executed in duplicate this 26th day of January, 1981 by and between TRADER VIC'S FOOD PRODUCTS, a California corporation,

               and TOTAL INFORMATION MANAGEMENT CORPORATION, a California corporation,

               hereinafter called respectively Lessor and Lessee, without regard to number or gender,

Use WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein storage and processing of information and related uses

Premises and for no other purpose, without the written consent of Lessor first had and obtained those certain premises with the appurtenances thereto, situated in the City of Emeryville, State of California, and more particularly described as follows, to-wit:
               An approximately 16,025 square foot portion of that property commonly knows as 1545 Park Avenue, Emeryville, California, as outlined in red on attached Exhibit "A".

Term The term shall be for 12 years, commencing on the 1st day of April, 1981, and ending on the 31st day of March, 1993, at a rental payable in lawful money of the United States of America, which Lessee agrees to pay Lessor, without deduction or offset, at 1545 Park Avenue, Emeryville, California, or such place or places as may be designated in writing from time to time by Lessor, in advance, installments as follow:

               The monthly rental upon commencing the lease shall be Four Thousand Two Hundred Fifty Dollars, ($4,250.00) and shall be adjusted in accordance with the computations based upon the Consumer Price Index, all Urban Consumers for the San Francisco/Oakland Bay Area, based upon the 1967=100 (as revised) index, which is compiled and published by the United States Department of Labor, Bureau of Labor Statistics or any successor index thereto, with the first adjustment to become effective April 1, 1984, the second adjustment to become effective April 1, 1987, and a final adjustment to become effective April 1, 1990. The basic index figure used as a basis for said adjustments shall be the last index published prior to commencing the lease (herein called the "base period"). On each of the effective dates hereinabove set forth, the index figure for the immediately preceding period shall be consulted and the monthly rental for the remaining term of the lease shall be adjusted by an amount equal to the percentage increase in the index figure in comparison with the index figure for the base period, provided, however, any increase in the rent may be further increased at the subsequent effective increase date. In on event shall the rental increase be less than Five Hundred Dollars, ($500.00) for each rental increase date. The following formula shall be used to determine the increase for the Consumer Price Index:
               A - B x 100 = % change
               -----
                 B

                   A. = The latest published index role of the Consumer Price
                        Index for All Urban Consumers, published by the Bureau of Labor Statistics for the San Francisco/Oakland area (1967=100 as revised) (CPI)

                   B. = The CPI index rate for the period immediately
                        preceding the commencement of the lease term.

                   It is further mutually agreed between the parties as follows:

                    1. Subject to the provisions of Paragraph 35, Lessor
               acknowledges receipt from Lessee of the sum of Five Thousand Five Hundred Dollars ($5,500.00) as security for the full and faithful performance of Lessee's obligations hereunder.

Delivery of         2. In the event of the inability of Lessor, for any reason
Possession     whatsoever, to deliver possession of the premises at the time of the commencement of the term of this lease, neither Lessor nor Damon Raike & Co. shall be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in that event there shall be no rental payable for the period between the commencement of the said term and the time when Lessor can deliver possession.

Uses Pro-           3. Lessee shall not allow any use to be made of the premises hibited which will either increase present noise levels or unreasonably affect traffic patterns. Lessee shall not use, or permit said premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell, or permit to be kept, used, or sold, in or about said premises, any articles which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements of any insurance organization or company pertaining to said premises, which requirements are necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

                    Lessee shall not commit, or be committed, any waste upon
               said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the demised premises may be located, or in any way obstruct, interfere with, injure or annoy them, or do or permit to be done anything in any way tending to disturb the occupants of neighboring property or tending to injure the reputation or appearance of the building.

                    Lessee shall not conduct or permit to be conducted any sale by auction on or from said premises.

Alterations

Abandonment         5. Lessee shall not vacate or abandon the premises at any
               time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall, at the option of Lessor, be deemed to be abandoned.

Repairs             6. Lessee shall, at his sole cost, keep and maintain said
               premises and appurtenances and every part thereof (excepting exterior walls and roofs which Lessor agrees to repair), including, without limitation, glazing, sidewalks adjacent to said premises, plumbing, heating and sewer facilities, any store front, and the interior of the premises, in good and sanitary order, condition and repair, hereby waiving all right to make repairs at the expense of Lessor. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair, and agrees on the last day of said term, or sooner termination of this lease, to surrender unto Lessor all and singular said premises with said appurtenances in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted, and to remove all of Lessee's signs from said premises.

                    Lessee shall have all passenger and/or freight elevators
               now on or hereafter constructed upon the premises, and all elevators, including sidewalk elevators, actually used by Lessee in connection with the premises, whether on the premises or not, regularly inspected, and shall keep the same in good running order and in perfect repair and condition and keep same covered during the term hereof by permit and license to operate by the Industrial Accident Commission of the State of California, and by any other public authority from which a license or permit is or may be required, at the sole cost and expense of Lessee.

                    In the event that the provisions of any law, ordinance, or rule now in force or hereafter enacted by Municipal, State, or National Authority, requires, by reason of Lessee's use of the premises, any alterations, additions, repairs or acts of any kind to be done in connection with the premises or any part thereof, the same shall be done at the sole cost and expense of Lessee.

Free from           7. Lessee shall keep the demised premises and the property
Liens on which the demised premises are located, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

Compliance          8. Lessee shall, at his sole cost and expense, comply with
with           all of the requirements of all Municipal, State, and Federal
Govern-        Authorities now in force, or which may hereafter be in force,
ment           pertaining to the use of said premises, and shall faithfully
Regulations    observe in the use of the premises all Municipal ordinances and
               State and Federal Statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the premises, shall be conclusive of that fact between Lessor and Lessee.

Hold                9. Lessee, as a material part of the consideration to be
Harmless rendered to Lessor, hereby waivers all claims against Lessor for damages to goods, wares and merchandise, and all other personal property in, upon or about said premises and for injuries to persons in or about said premises, from any cause arising at any time, and Lessee will save, defend, and hold Lessor exempt and harmless from any damage or injury, occurring in, on, or about the demised premises, to any person, or to the goods, wares, and merchandise and all other personal property of any person arising from any cause whatsoever.

Advertise-          10. Lessor reserves the exclusive right to the roof, and to
ments          all exterior walls or parts of the premises, and access thereto,
and            and the same are not covered by this lease, and Lessee agrees
Signs          that no signs, advertisements or notices whatsoever shall be inscribed, painted, affixed or displayed on, to or in any part of the outside or inside, or on the roof of the premises, without the written consent of Lessor. Any signs so placed on the premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

Utilities           11. Lessee shall pay promptly, as the same may become due, all bills for water, gas, heat, light, power, telephone service and all other services supplied to the said premises, as more fully set forth in paragraph 37 herof.

Entry by            12. Lessee shall permit Lessor and/or his agents to enter
Lessor into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility, or for the purpose of placing upon the property in which the said premises are located any usual or ordinary "for sale" signs, without any rebate of rent and without any liability to Lessee for any loss of occupancy or quiet enjoyment of the premises thereby occasioned, and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this lease, to place upon said premises any usual or ordinary "to let" or "to lease" signs and to exhibit the premises to prospective tenants at reasonable hours.

Destruction         13. In the event of a partial destruction of the premises
of Premises    during the said term, from any cause, other than ordinary wear and tear, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the then existing laws and regulations. Such partial destruction shall in no wise annul or void this lease, except that the Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by the Lessee in the said premises. If such repairs cannot be made within ninety (90) days, Lessor may, at his option, make same within a reasonable time, this lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid. In the event that Lessor shall elect not to make such repairs which cannot be made within ninety (90) days, Lessor shall give Lessee prompt written notice of such election, and thereupon this lease may be terminated at the option of either party by notice in writing to the other within five (5) days after the giving or receiving of such notice. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the Provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived hereby by Lessee. In the event that the building in which the demised premises are situated by destroyed to the extent of not less that 33 1/3% of the replacement cost thereof, Lessor may elect to terminate this lease, whether the demised premises be injured or not. A total destruction of the premises, or of the building in which said premises are situated shall terminate this lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator, and the three arbitrators so selected shall hear and determine the controversy, and their decision thereon shall be final and binding upon both
               Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

Asssignment         14. Lessee shall not assign this lease, or any interest
and            therein, and shall not sublet the said premises or any part
Subletting     thereof, or any right or privilege appurtenant thereto, or permit or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld, and consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment, subletting, occupation or use without such consent shall be void, and shall at the option of Lessor, terminate this lease. Any and all amounts over the then prevailing rent received in connection with any assignment or sublease shall be paid to Lessor.

Insolvency or       15. The appointment of a receiver (except a receiver
Bankruptcy     contemplated by paragraph 19 hereof) to take possession of all or substantially all of the assets of Lesee or of the operations of Lessee in the demised premises, or a general assignment by Lessee for the benefit of creditors, of the filing of proceedings in insolvency or bankruptcy by or against Lessee shall at the option of Lessor constitute a repudiation of this lease by Lessee, such option to be exercised by Lessor within thirty (30) days from receipt of actual notice of any of the aforesaid events, and should such option be exercised, Lessee shall forthwith pay to Lessor the amount, if any, by which the remainder of the rent reserved hereunder exceeds the then reasonable value of the remainder of the term of this lease.


Default             16. In the event of any breach of this lease by Lessee, the
               Lessor shall have, in addition to any other rights or remedies, those rights and remedies provided by Section 1951.2 and Section 1951.4 of the Civil Code of the State of California. This lease shall not terminate, even though Lessee has breached this lease and abandoned the property, unless Lessor notifies Lessee in writing that this lease and Lessee's right of possession are terminated, the right to terminate Lessee's right to possession of the premises by any lawful means, in addition to ???????????

                    Any breach of the agreements and covenants in this lease
               shall be a default under this lease and shall give Lessor the rights and remedies as set forth in this paragraph. In addition, the following acts or occurrences shall constitute a default under this lease and give Lessor the rights set forth in this paragraph. If Lessee, or if Lessee be a partnership, then if Lessee or any member of such partnership shall file any petition or institute any proceeding under the bankruptcy act, either as such act now exists or under any amendment thereof which may hereafter be enacted, or under any other act or acts, state or federal, dealing with or relating to the subject of bankruptcy or insolvency, or under any such amendment of any such act or acts, either as a bankrupt, or as an insolvent, or as a debtor, or in any similar capacity, or if any such petition or any such proceeding of the same or similar kind or character be filed or be instituted or taken against Lessee, or if Lessee be a partnership, against Lessee or any member of the partnership, or if any receiver of the business or of the property or assets of the Lessee shall be appointed by any court except a receiver appointed at the instance or request of Lessor, or if the Lessee shall make a general or any assignment for the benefit of his creditors, or if the Lessee shall abandon or vacate the premises, or if the Lessee shall otherwise, in any manner whatever, become unable to pay the rent herein specified or to perform any of the terms, covenants or conditions herein by him to be kept or performed.

                    Unless the aforementioned election to terminate is made by
               Lessor, the Lessor shall retain all rights and remedies under the lease, including the right to recover rent as it may become due under the lease and Lessee shall be liable for all attorneys' fees and costs incurred by Lessor by reason of Lessee's breach. In no event shall the following actions by Lessor or its agents, either before or after any abandonment of the premises by Lessee, constitute a termination of this lease:

                    1. Acts of maintenance or preservation or efforts to relet the property.

                    2. Appointment of a receiver upon initiative of the Lessor to protect Lessor's interest under the lease.

                    3. The consenting to any subletting of the premises or
               assignment of this lease by Lessee pursuant to Paragraph 14.

                    4. The removal from the premises of any or all equipment,
               fixtures and personal property thereon or therein in order to facilitate the reletting of the premises.

                    Upon termination of this lease, Lessor shall have, without liability to Lessee, the immediate right to reenter the premises, remove all persons and properties therefrom and to place such properties in storage for the account of and at the expense of Lessee. Upon such removal, Lessor shall notify Lessee that such property has been placed in storage and that in the event that Lessee does not pay the cost of storing such property, Lessor may sell any or all of such property, at private or public sale, at any time the storage charges are ninety days delinquent. Such sale may be in such manner and at such times and places as Lessor, in his sole discretion, may deem proper without notice to Lessee or any demand upon Lessee for the payment of any part of such charges or the removal of any such property and shall apply the proceeds of such sale first, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs of or charges for storing any such property; third, to the payment of any other sums of money which may be then or thereafter due to the Lessor from the Lessee under the terms of this lease; fourth, the balance, if any, to Lessee.

                    If Lessor terminates this lease, Lessee shall pay to Lessor and be liable for:

                         1. All rents and other charges due and unpaid at the
                    time of termination, together with interest thereon accrued from the date each such sum became due at the rate of ten percent (10%) per annum; and

                         2. All rents and other charges which become due between
                    the time of termination and the time of award (as hereinafter defined), less any rents and other charges that Lessee proves: (i) Lessor has actually received from reletting the premises, or (ii) Lessor could have obtained in reletting the premises by acting reasonably in the circumstances then prevailing, together with interest thereon accrued from the date each such sum became due at the rate of ten percent (10%) per annum; and

                         3. The difference, if any, between (A) all rents and
                    other charges for the balance of the term of this lease, and
                    (B) any rents and other charges that Lessee proves: (i) Lessor will receive by reason of the reletting of the premises, or (ii) Lessor could obtain in reletting the premises by acting reasonably in the circumstances then prevailing, which difference shall be discounted to present value at the time of award at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of award plus one percent (1%); and

                         4. All costs, expenses and losses Lessor incurs by
                    reason of Lessee's breach of this lease, including, without limitation, the following: (i) all expenses for repairing or restoring the premises, (ii) all expenses for altering, remodeling, or otherwise improving the premises for the purposes of reletting, (iii) all brokers' fees, advertising costs and other expenses of reletting the premises, (iv) all expenses in retaking possession of the premises, and
                    (v) reasonable attorneys' fees and court costs; and

                         5. As used in subparagraph B hereof, the term "time of
                    award" shall mean the time of entry of a judgment or award against Lessee in an action or proceeding arising out of Lessee's breach of this lease.

                    Notwithstanding that Lessor elects, after a breach of this lease by Lessee, to continue this lease in full force and effect, Lessor may at any time thereafter elect to terminate this lease for such breach or any other breach.

                    Lessee hereby waives all claim for damages that may be
               caused by Lessor's re-entering and taking possession of the premises or removing and storing furniture and property, as herein provided, and will save Lessor harmless from loss, costs or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry as the same is defined in the Code of Civil Procedure of the State of California.

                    The rights, privileges, elections and remedies of Lessor in this Paragraph 16 are cumulative and not alternative.

Surrender           17. The voluntary or other surrender of this lease by
of Lease Lessee, ora mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

Attorney's          18. In case either party shall bring suit, declaratory or
Fees otherwise, to enforce or interpret the terms of this lease, the prevailing party shall be entitled to a reasonable attorney's fee which shall be determined by the court and taxed as part of the cost of such action.

Receiver            19. If a receiver be appointed at the instance of the Lessor
on Behalf      in any action arising under this lease, or otherwise, to take
of Lessor      possession of said premises and/or to collect the rents and profits derived therefrom, the receiver may, if it be necessary or convenient in order to collect such rents and profits, conduct the business of the Lessee then being carried on in said premises, and may take possession of any personal property belonging to the Lessee and used in the conduct of such business, and may use the same in conducting such business on the premises, without compensation to the Lessee for such use. Neither the application for the appointment of a receiver nor the appointment of a receiver shall be construed as an election on Lessor's part to terminate this lease unless a written notice of such intention is given to the Lessee.

Notices             20. All notices to be given to Lessee may be given in
               writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said premises,whether or not Lessee has departed from, abandoned or vacated the premises.

Waiver              21. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other the n the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

Holding             22. Any holding over after the expiration of the said term,
Over with the consent of the Lessor, shall be construed to be a tenancy from month to month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

Successors          23. The covenants and conditions herein contained shall,
and Assigns    subject to the provision as to assignment, apply to an bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

Time                24. Time is of the essence of this lease.

Marginal            25. The marginal captions of the Lease are for convenience
Captions only and shall not be deemed in any manner to limit, construe or interpret the terms and provisions hereof.

See attached paragraphs 26-40 the terms of which are incorporated herein by reference as if fully set forth.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the date and year first above written.

LESSOR                                             LESSEE

TRADER VIC'S FOOD PRODUCTS,                        TOTAL INFORMATION MANAGEMENT
                                                   CORPORATION


                                                   By:
                                                            James E. Bunker

By: /s/ Victor J. Bergeron, III                    By:
    ---------------------------
       Victor J. Bergeron, III                              Roger E. Blue